UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

COWEN INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34516	27-0423711
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 Lexington Avenue, New York, New York 10022

(Address of principal executive office)

Registrant’s telephone number, including area code: (212) 845-7900

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

7.75% Senior Notes due 2033	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation file number to which this form relates: 333-225167

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the 7.75% Senior Notes due 2033 (the “Senior Notes”) of Cowen Inc. (the “Registrant”). For a description of the Senior Notes, reference is made to (i) the information under the heading “Description of Debt Securities” in the Registrant’s prospectus dated June 4, 2018, included in the Registrant’s Registration Statement on Form S-3 (Registration Statement No. 333-225167), filed with the Securities and Exchange Commissions (the “Commission”) under the Securities Act of 1933, as amended ( the “Securities Act”), and (ii) the information under the heading “Description of Notes” included in the Prospectus Supplement, dated June 6, 2018, with respect to the Senior Notes, filed with the Commission pursuant to Rule 424(b) of the general rules and regulations of the Securities Act on June 7, 2018, which information is incorporated herein by reference.

Item 2.	Exhibits

4.1	Indenture, dated as of October 10, 2014, by and between Cowen Inc. (f/k/a Cowen Group, Inc.) and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on October 10, 2014).

4.2	Third Supplemental Indenture, dated as of June 11, 2018, by and between Cowen Inc. and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on June 11, 2018).

4.3	Form of 7.75% Senior Notes due 2033 (included as Exhibit A to Exhibit 4.2 above).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COWEN INC.

By:	/s/ Owen S. Littman
Name:	Owen S. Littman
Title:	General Counsel

Date: June 13, 2018